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                                                                  Exhibit No. 21


                      SUBSIDIARIES OF MARKET FACTS, INC.



                                                          Place of
Name                                                   Incorporation
----                                                   -------------

Market Facts - New York, Inc.                             New York

Market Facts of Canada, Ltd.                               Canada